                         SUBSIDIARIES OF THE REGISTRANT



                                                                Percentage of
                                                                  Securities
       Name                   State of Incorporation                Owned
       ----                   ----------------------           --------------
GenPlus Managed Care, Inc.        Delaware                         100%